Exhibit 6.4(b)

FIRST AMENDMENT TO

PURCHASE OPTION, BILL OF SALE AND CO-OWNERSHIP AGREEMENT

This First Amendment to Purchase Option, Bill of Sale and Co-Ownership Agreement (this “Amendment”) is effective for all purposes as of May 31, 2021 (the “Effective Date”), by and between (i) WINSTAR FARM, LLC, a Kentucky limited liability company (“Seller”); and (ii) COMMONWEALTH THOROUGHBREDS, LLC, a Delaware limited liability company, together with its affiliates (“Buyer”).

RECITALS:

A.    Buyer and Seller entered into that certain Purchase Option, Bill of Sale and Co-Ownership Agreement, effective as of March 26, 2021 (the “Original Agreement”), which governs the Buyer’s option to purchase thoroughbred horse COUNTRY GRAMMER (2017) by TONALIST out of ARABIAN SONG by FORESTRY (the “Thoroughbred”).

B.    Exhibit A to the Original Agreement (“Original Exhibit A”) provides that the option period relating to the Buyer’s option to purchase the Thoroughbred begins April 12, 2021 and ends May 31, 2021.

C.    Pursuant to Section 7.8 of the Original Agreement, the parties hereto desire to amend Original Exhibit A to extend the aforementioned option period.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendment to Original Exhibit A. Section 3 of Original Exhibit A is hereby deleted and replaced with the following:

“3. Option Period: Begins April 12, 2021; Ends July 31, 2021.”

2.    No Further Modifications. Except as expressly provided herein, neither the Original Agreement nor Original Exhibit A is further amended or modified and each shall remain in full force and effect in accordance with its terms.

3.    Successor and Assigns. This Amendment shall be binding upon and shall inure to the benefit of each of the parties hereto and its respective heirs, administrators, representatives, successors and assigns.

4.    Counterparts. This Amendment may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

WINSTAR FARM, LLC, a Kentucky limited liability company

BY: /s/ W. Elliot Walden NAME: W. Elliott Walden TITLE: CEO/President/Racing Manager

COMMONWEALTH THOROUGHBREDS, LLC

a Delaware limited liability company

BY: ___/s/ Brian Doxtator___________________

NAME: __Brian Doxtator___________________

TITLE: _Chief Executive Officer of the Manager_

IN WITNESS WHEREOF, this Amendment has been executed effective as of the Effective Date.

WINSTAR FARM, LLC,

a Kentucky limited liability company

BY: _____________________________________

NAME: __________________________________

TITLE: __________________________________

COMMONWEALTH THOROUGHBREDS, LLC

a Delaware limited liability company

BY:  /s/ Brian Doxtator

NAME:  Brian Doxtator

TITLE:  Manager